UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

June 9, 2016
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
5400 Carillon Point Kirkland, WA 98003 (Address of Principal Executive Offices and zip code)

(866) 781-5559
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement.

On June 9, 2016, GrowLife, Inc., a Delaware corporation (the “Company”), closed a Debt Purchase Agreement and related agreements (the “Old Main Transaction Documents”) with TCA Global Credit Master Fund, LP (“TCA”), and Old Main Capital, LLC (“Old Main”) whereby TCA agreed to sell and Old Main agreed to purchase in multiple tranches $1,400,000 in senior secured convertible, redeemable debentures (the “Assigned Debt”) (the “Old Main Transaction”). The Assigned Debt was Company debt incurred in the TCA financing transactions that closed in 2015. The Company was required to execute the Old Main Transaction Documents as the Company is the “borrower” on the Assigned Debt.

Debt Purchase Agreement

As set forth above, the Company entered into the Debt Purchase Agreement on June 9, 2015 with TCA and Old Main whereby Old Main agreed to purchase, in tranches, $1,400,000 of debt previously held by TCA. The Company executed the Debt Purchase Agreement as it was the “borrower” under the Assigned Debt and was required to make certain representations and warranties regarding the Assigned Debt. The Assigned Debt is represented by a new “10% Senior Convertible Promissory Note” entered into by and between Old Main and the Company (more particularly described below.)

Exchange Agreement

In conjunction with the Debt Purchase Agreement, on June 9, 2016, the Company entered into an Exchange Agreement whereby the Company agreed to exchange, in tranches, the Assigned Debt, as well as any amendments thereto, with a 10% Senior Convertible Promissory Note (the “Note”) having a principal balance of $1,400,000. The closing dates for the exchanges, scheduled to occur in tranches, are set forth in Schedule 1 attached to the Exchange Agreement.

10% Senior Convertible Promissory Note

Pursuant to the Exchange Agreement, the Company entered into a 10% Senior Convertible Promissory Note dated June 9, 2016 with Old Main whereby the Company agreed to be indebted to Old Main for the Assigned Debt. The Company promised to pay Old Main, by no later than the maturity date of June 9, 2017 the outstanding principal of the Assigned Debt together with interest on the outstanding principal amount under the Note, at the rate of ten percent (10%) per annum simple interest.

At any time after June 9, 2016, and while the Note is still outstanding and at the sole option of Old Main, Old Main may convert all or any portion of the outstanding principal, accrued and unpaid interest redemption premium and any other sums due and payable hereunder or under any of the other Transaction Documents into shares of Common Stock of the Company at a price equal to the lower of: (i) sixty-five percent (65%) of the lowest traded price of the Company’s Common Stock during the thirty (30) trading days prior to the Conversion Date; or (ii) sixty-five percent (65%) of the lowest traded price of the Common Stock in the thirty (30) Trading Days prior to the Closing Date.

Option Agreement

In connection with the Old Main Transaction Documents, TCA and Old Main entered into an Option Agreement dated June 8, 2016 whereby TCA agreed to grant Old Main an option to purchase the Assigned Debt, or any portion thereof, under the terms and conditions of the Debt Purchase Agreement. In consideration, Old Main agreed to pay the Option Payment as more particularly described in the Option Agreement.

The foregoing descriptions of the Debt Purchase Agreement, the Exchange Agreement, the Note and the Option Agreement as well as any related documentation are qualified in their entirety by reference to the full text of the Old Main Transaction Documents, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and incorporated by reference into this Item 1.01.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02               Unregistered Sales of Equity Securities.

See the disclosures made in Item 1.01, which are incorporated herein by reference. All securities issued in the Old Main Transaction were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The Transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item                       9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.2	Debt Purchase Agreement, dated June 9, 2016, entered into by and among TCA Global Credit Master Fund, LP, Old Main Capital, LLC, and GrowLife, Inc.
10.2	Exchange Agreement, dated June 9, 2016, entered into by and among Old Main Capital, LLC, and GrowLife, Inc.
10.3	10% Senior Convertible Promissory Note, dated June 9, 2016, entered into by and among Old Main Capital, LLC, and GrowLife, Inc
10.4	Option Agreement, dated June 8, 2016, entered into by and among TCA Global Credit Master Fund, LP, and Old Main Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: June 16, 2016	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer